Exhibit 3.2

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ACADIA PHARMACEUTICALS INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

ACADIA Pharmaceuticals Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.  The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article I thereof and inserting the following in lieu thereof:

“I.

The name of this Corporation is Acadia Pharmaceuticals Inc.”

2.  The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its duly authorized officer on this 22nd day of February, 2021.

ACADIA PHARMACEUTICALS INC.

By: /s/ Austin D. Kim

Name:Austin D. Kim

Title:Executive Vice President, General

Counsel & Secretary